American Century Quantitative Equity Funds, Inc.

AMENDMENT NO. 3 TO RESTATED MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 3 TO RESTATED MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 10th day of April, 2017, by and between AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a Maryland corporation (hereinafter called the “Corporation”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Corporation and the Investment Manager are parties to a certain Restated Management Agreement effective as of August 1, 2011, and amended October 31, 2011 and March 19, 2015 (“Agreement”);

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the name change of the Equity Market Neutral Fund to AC Alternatives Equity Market Neutral Fund effective, June 30, 2015; the name change of the Strategic Inflation Opportunities Fund to Multi-Asset Real Return Fund, effective May 2, 2016; and the name change of the Disciplined Growth Plus Fund to AC Alternatives Disciplined Long Short Fund, effective April 10, 2017;

WHEREAS, the parties hereto desire to enter into this Amendment to change the name of the Institutional Class of common stock to I Class for the series of shares titled AC Alternatives Disciplined Long Short Fund, AC Alternatives Equity Market Neutral Fund, Core Equity Plus Fund, Disciplined Growth Fund, Equity Growth Fund, Global Gold Fund, Income & Growth Fund, International Core Equity Fund, Multi-Asset Real Return Fund, and Small Company Fund;

WHEREAS, the parties hereto desire to enter into this amendment to reflect the addition of a duly established new R5 Class for the series of shares titled AC Alternatives Equity Market Neutral Fund, Disciplined Growth Fund, Equity Growth Fund, Income & Growth Fund, Multi-Asset Real Return Fund, and Small Company Fund; and

WHEREAS, the parties hereto desire to enter into this amendment to reflect the addition of a duly established new Y Class for the series of shares titled AC Alternatives Equity Market Neutral Fund and Disciplined Growth Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedules B and C. Schedules B and C to the Agreement are hereby amended by deleting them in their entirety and inserting in lieu therefor the Schedules B and C attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

American Century Quantitative Equity Funds, Inc.

3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century Quantitative Equity Funds, Inc.
/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

American Century Mutual Funds, Inc.

American Century Quantitative Equity Funds, Inc.    Schedule B: Investment Category Assignments

Schedule B

Investment Category Assignments

American Century Quantitative Equity Funds, Inc.

Series	Category	Applicable Fee Schedule Number
Income & Growth Fund	Equity Funds	1
Equity Growth Fund	Equity Funds	1
Small Company Fund	Equity Funds	2
Utilities Fund	Equity Funds	1
Global Gold Fund	Equity Funds	1
Disciplined Growth Fund	Equity Funds	4
AC Alternatives Equity Market Neutral Fund	Equity Funds	3
NT Equity Growth Fund	Equity Funds	1
NT Small Company Fund	Equity Funds	2
International Core Equity Fund	Equity Funds	5
AC Alternatives Disciplined Long Short Fund	Equity Funds	7
Core Equity Plus Fund	Equity Funds	6
Multi-Asset Real Return Fund	Bond Funds	10
NT Core Equity Plus Fund	Equity Funds	6
NT Disciplined Growth Fund	Equity Funds	4

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American Century Quantitative Equity Funds, Inc.    Schedule C: Complex Fee Schedules

Schedule C

Complex Fee Schedules

Rate Schedules
Complex Assets	All Other Classes	Institutional/I/R5 Class	Y Class
First $2.5 billion	0.3100%	0.1100%	0.0600%
Next $7.5 billion	0.3000%	0.1000%	0.0500%
Next $15.0 billion	0.2985%	0.0985%	0.0485%
Next $25.0 billion	0.2970%	0.0970%	0.0470%
Next $25.0 billion	0.2870%	0.0870%	0.0370%
Next $25.0 billion	0.2800%	0.0800%	0.0300%
Next $25.0 billion	0.2700%	0.0700%	0.0200%
Next $25.0 billion	0.2650%	0.0650%	0.0150%
Next $25.0 billion	0.2600%	0.0600%	0.0100%
Next $25.0 billion	0.2550%	0.0550%	0.0050%
Thereafter	0.2500%	0.0500%	0.0000%

Series	Investor Class	I Class	A Class	C Class	R Class	R5 Class	Y Class
➢Equity Growth Fund	Yes	Yes	Yes	Yes	Yes	Yes	No
➢Income & Growth Fund	Yes	Yes	Yes	Yes	Yes	Yes	No
➢Global Gold Fund	Yes	Yes	Yes	Yes	Yes	No	No
➢Small Company Fund	Yes	Yes	Yes	Yes	Yes	Yes	No
➢Disciplined Growth Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes
➢AC Alternatives Equity Market Neutral Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes
➢International Core Equity Fund	Yes	Yes	Yes	Yes	Yes	No	No
➢AC Alternatives Disciplined Long Short Fund	Yes	Yes	Yes	Yes	Yes	No	No
➢Core Equity Plus Fund	Yes	Yes	Yes	Yes	Yes	No	No
➢Multi-Asset Real Return Fund	Yes	Yes	Yes	Yes	Yes	Yes	No
Series	Investor Class	Institu- tional Class	A Class	C Class	R Class	R5 Class	Y Class
➢NT Equity Growth Fund	No	Yes	No	No	No	No	No
➢NT Small Company Fund	No	Yes	No	No	No	No	No
➢NT Core Equity Plus Fund	No	Yes	No	No	No	No	No
➢NT Disciplined Growth Fund	Yes	Yes	No	No	No	No	No
➢Utilities Fund	Yes	No	No	No	No	No	No

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